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                                                 Exhibit 23.1




                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated January 2, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust, Select Global Series 98-1, Select Global 30 Portfolio 98-1, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   Deloitte & Touche LLP



January 2, 1998
New York, New York